UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2021

ARKO Corp.

(Exact Name of registrant as specified in its charter)

Delaware	001-39828	85-2784337
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 8, 2021, Arko Holdings Ltd., a company organized under the laws of the State of Israel (“Arko Holdings”), which is a wholly owned subsidiary of ARKO Corp., a Delaware corporation (the “Company”), delivered a notice of optional full redemption (the “Redemption”) of Arko Holdings’ issued and outstanding NIS 243,234,808 par value (approximately $73 million as of March 8, 2021) Series C corporate bonds (the “Series C Bonds”). The notice provides that the Redemption will occur on March 30, 2021 in accordance with the optional redemption provisions of the deed of trust governing the Series C Bonds, originally dated as of June 20, 2016 (the “Deed of Trust”). The Series C Bonds bear a fixed annual interest rate of 4.85%, and the principal amount thereof is payable in eight annual installments on June 30 of each year through their maturity in 2024. Arko Holdings will redeem the Series C Bonds at a redemption price equal to approximately NIS 1.084 for every NIS 1 par value (approximately $0.325 as of March 8, 2021 per NIS 1 par value) of Series C Bond outstanding (including additional interest for the early redemption and accrued and unpaid interest thereon to the redemption date for the Series C Bonds).

The total amount paid to holders of the Series C Bonds will be approximately NIS 264 million (approximately $79 million as of March 8, 2021).

The foregoing description of the Deed of Trust is only a summary and is qualified in its entirety by reference to the full text of the Deed of Trust, which is filed as Exhibit 10.15 to the Company’s proxy statement/prospectus on Form S-4, as filed with the Securities and Exchange Commission on November 6, 2020.

This Current Report on Form 8-K does not constitute a notice of redemption under the Deed of Trust, or an offer to tender for, or purchase, any of the Series C Bonds or any other security.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Agreements—RSU Agreements, PSU Agreements and a Nonqualified Stock Option Agreement with Arie Kotler (Chairman, President and Chief Executive Officer)

On March 6, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, approved the following agreements under the Company’s 2020 Incentive Compensation Plan (the “Plan”): (i) a form of restricted stock unit agreement (the “Form RSU Agreement”); (ii) a form of director restricted stock unit agreement (the “Director Form RSU Agreement”); (iii) a form of performance-based RSU award agreement (the “Form PSU Agreement”); and (iv) a form of nonqualified stock option agreement for Arie Kotler, Chairman, President and Chief Executive Officer of the Company (the “Kotler Stock Option Agreement”).

The Form RSU Agreement evidences the grant of restricted stock unit awards (“RSUs”) under the Plan to certain selected employees and consultants of the Company and its subsidiaries, consisting of the right to receive, upon the vesting date of such RSUs, one share of common stock of the Company, $0.0001 par value per share (“common stock”), for each vested RSU to the recipient of such grant. Each RSU vests in accordance with the schedule determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date.

The Director Form RSU Agreement evidences the grant of RSUs under the Plan to the Company’s non-employee directors, which are immediately vested as of the date of grant, and which provide for the right to receive one share of common stock, upon the earlier of (i) the date on which the applicable director’s service with the Company is terminated (for whatever reason) and (ii) the date of a change of control of the Company.

The Form PSU Agreement evidences the grant of performance-based restricted stock units (“PSUs”) to certain selected employees of the Company and its subsidiaries, consisting of the right to receive, upon the vesting date of such PSUs, one share of common stock for each vested PSU to the recipient of such grant. PSUs generally vest (or fail to vest) at the end of a three-year performance period, based on the performance metrics specified in the Form PSU Agreement, subject to the additional requirement that the grantee remain in continuous service through the vesting date.

The Kotler Stock Option Agreement evidences the grant to Mr. Kotler of non-qualified stock options to purchase shares of common stock (“Stock Options”), subject to the vesting of such Stock Option, at an applicable exercise price per share set forth therein. The Stock Options vest ratably on an annual basis for three consecutive years. On March 6, 2021, the Committee granted Mr. Kotler 126,000 Stock Options at an exercise price per share equal to $10.00 pursuant to an agreement in the form of the Kotler Stock Option Agreement.

The foregoing description of the Form RSU Agreement, the Director Form RSU Agreement, the Form PSU Agreement and the Kotler Stock Option Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Form RSU Agreement, the Director Form RSU Agreement, the Form PSU Agreement and the Kotler Stock Option Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Grant of Equity Awards, Service Awards and Discretionary Bonuses

On March 6, 2021, the Committee effected the following grants, service awards and discretionary bonuses to the named executive officers as set forth opposite their respective names in the table below. All equity awards were granted based upon a $10 per share value.

Named Executive Officer	FY 2021 RSU Awards (denoted in shares of common stock subject to the RSUs)	FY 2021 PSU Awards (denoted in shares of common stock subject to the PSUs)	FY 2021 Stock Option Grant (denoted in shares of common stock subject to the Stock Option)	Special One- Time Service Recognition Award of RSUs ((denoted in shares of common stock subject to the RSUs)	Discretionary Bonus
Arie Kotler (Chairman, President and Chief Executive Officer)	—	252,000	126,000	—
Don Bassell (Chief Financial Officer)	25,000	50,000	—	100,000	$42,500
Maury Bricks (General Counsel and Secretary)	18,333	36,668	—	100,000	$15,000

The discretionary bonuses will be paid concurrently with annual bonuses for fiscal year 2020.

Board of Directors Compensation Structure

As described in the table below, on March 6, 2021, the Committee also approved a compensation program for non-employee directors.

Compensation Element	Amount
Annual Board Member Compensation

Annual Board Member Compensation: $150,000

•  $50,000 in cash paid quarterly

•  Directors can elect, prior to the beginning of a calendar quarter, to receive RSUs instead of cash

•  $100,000 in equity delivered in the form of RSUs

•  RSUs are immediately vested

•  Settlement of RSUs will be earlier of (a) separation from service or (b) a change in control of the Company

Committee Member Retainers

Cash or RSUs at the director’s election, with the annual amount listed below paid in quarterly installments (similar to the Annual Board Member Compensation described above):

•  Audit Committee: $15,000

•  Compensation Committee: $10,000

•  Nominating/Governance Committee: $10,000

Leadership Supplemental Retainer

Cash or RSUs at the director’s election, with the annual amount listed below paid in quarterly installments (similar to the Annual Board Member Compensation described above):

•  Audit Committee Chair: $25,000

•  Compensation Committee Chair: $20,000

•  Nominating/Governance Committee Chair: $15,000

Stock Ownership Policy	5x cash retainer, to be achieved within 5 years

New Director Equity Award (outside directors)	$100,000 in RSUs with the number of shares based on fair grant date of value (not applicable to the Company’s initial seven directors)

Meeting Fees	Provide meeting fees for extraordinary Board/Committee meetings only and for special committees.

The Board designed the Company’s non-employee director compensation program to reward directors for their contributions to the Company’s success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Committee expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company can recruit and retain qualified directors.

The Company’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors.

Appointment of Starlette B. Johnson to the Board of Directors

On March 6, 2021, the Board appointed Starlette B. Johnson as a new director with immediate effect to serve as a director and fill the vacancy in Class II of the Board. Ms. Johnson will serve as a director until the Company’s 2022 Annual Meeting of Stockholders and until her successor shall have been elected and qualified, subject to her earlier death, resignation, retirement, disqualification or removal. Ms. Johnson is expected to serve on the Board’s Nominating and Corporate Governance Committee. There is no arrangement or understanding between Ms. Johnson and any other persons pursuant to which Ms. Johnson was selected as a director. The Board has determined that Ms. Johnson is independent under the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Since 2012, Ms. Johnson has served as a consultant to the restaurant industry, through SBJ Advisory Group, LLC, working with private equity companies, industry service providers, company-owned and franchise brands in addition to a focus on emerging brands. In October 2020, she joined the board of Tastemaker Acquisition Corporation (NASDAQ: TMKRU), a special purpose acquisition company focusing on the restaurant, hospitality, and related tech and services sectors. In September 2012, Ms. Johnson joined the board and continues to serve on the Audit Committee, and as Chair of the Nominating/Governance Committee for Chuy’s Inc. (NASDAQ: CHUY), a full-service casual Mexican chain. Ms. Johnson also served as a member of the board and Chair of the Audit Committee of Bojangles’ Famous Chicken ‘n Biscuits (NASDAQ: BOJA) from March 2016 until the completion of its go-private transaction in January 2019. Ms. Johnson has also served as a director of several private companies.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Ms. Johnson had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Ms. Johnson will participate in the standard non-employee director compensation program of the Company described above under “—Board of Directors Compensation Structure” and will receive 10,000 RSUs pursuant to an agreement in the form of the Director Form RSU Agreement. The Company has also entered into its standard director indemnification agreement with Ms. Johnson, a form of which has been filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2020.

Item 8.01	Other Events

Upon consummation of the Redemption, as described in Item 2.04 of this Current Report on Form 8-K, the Series C Bonds will cease to be listed on the Tel Aviv Stock Exchange, and Arko Holdings will cease to be a “Reporting Entity” under the Securities Law, 5728-1968, of the State of Israel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Agreement under the Company’s 2020 Incentive Compensation Plan.

10.2	Form of Director Restricted Stock Unit Agreement under the Company’s 2020 Incentive Compensation Plan.

10.3	Form of Performance-Based RSU Award Agreement under the Company’s 2020 Incentive Compensation Plan.

10.4	Nonqualified Stock Option Agreement with Arie Kotler under the Company’s 2020 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO CORP.

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	Chairman, President and Chief Executive Officer

Date: March 8, 2021